Exhibit 99.q.2

ABERDEEN FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as officers of ABERDEEN FUNDS (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints William Baltrus, Alan Goodson, Megan Kennedy, Jennifer Nichols, Lucia Sitar, Tim Sullivan and Shahreza Yusof and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his or her name as of this 10th day of March 2009.

/s/ Gary Marshall
Gary Marshall, President and Chief Executive Officer

/s/ William Baltrus
William Baltrus, Vice President

/s/ Alan Goodson
Alan Goodson, Vice President and Secretary

/s/ Megan Kennedy
Megan Kennedy, Treasurer

/s/ Jennifer Nichols
Jennifer Nichols, Vice President

/s/ Lucia Sitar
Lucia Sitar, Vice President and Assistant Secretary

/s/ Tim Sullivan
Tim Sullivan, Vice President

/s/ Shahreza Yusof
Shahreza Yusof, Vice President